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                       SEVERANCE AGREEMENT AND GENERAL RELEASE


     THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into on this the 2nd day of May, 1997, by and between ELAINE BOZE, an individual residing in Denton County, Texas (the "Employee"), and ELECTRONIC TRANSMISSION CORPORATION, a Delaware corporation (the "Company").

                                      RECITALS:

     WHEREAS, the Company has employed the Employee pursuant to the terms of that certain Employment and Settlement Agreement dated as of December 4, 1995, between the Employee and the Company (the "Employment Agreement") that gives the Employee certain rights upon termination of the Employee's employment with the Company for certain reasons; and

     WHEREAS, the Employee and the Company have reached the following agreement relating to the Employee's employment with the Company, and her resignation as General Counsel and a Director of the Company, and to provide a complete and mutual release by the parties hereto of any claims or causes of action they might have against each other in connection with Employee's employment by the Company and resignation from such employment and from such directorship.

     NOW, THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, the parties hereto hereby agree as follows:

                                      AGREEMENT

     1. DEPARTURE FROM EMPLOYMENT: TERMINATION OF EMPLOYMENT AGREEMENT. Effective on the above noted date (the "Termination Date") the Employee has resigned from employment with the Company, and the Employee has relinquished her director position, all other titles, and all authorities with respect to the Company and all members of the Company Group (as defined below), and the Employee has returned (or will return) to the Company all Company property, including all Confidential Information described in Section 3 below. As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     Upon execution of this Agreement, the parties hereto agree that the Employment Agreement shall terminate and the terms and provisions of this Agreement shall supersede the Employment Agreement; provided, however, that the covenants and agreements of the Employee set forth in paragraphs 8 and 9 of the Employment Agreement shall survive the termination of the Employment Agreement.


SEVERANCE AGREEMENT AND GENERAL RELEASE - Page 1

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     2.   PAYMENTS AND BENEFITS.

          (a) SEPARATION PAYMENTS. Subject to the provisions of, and in consideration of the Employee's agreement to comply with the terms of, this Agreement, the Employee will receive separation payments totaling $25,000 to be paid in five monthly payments of $5,000, less appropriate deductions, offsets and withholdings as provided in this Agreement.

          (b) CONTINUATION OF CERTAIN BENEFITS. The Employee shall be entitled to continuation of all existing health care benefits until such time as the Employee becomes employed either directly or indirectly by any single business entity on a full-time basis which provides such benefits ("Benefit Termination Date"). If Employee does not become so employed this benefit shall continue for the life of the Employee.

          While the Employee continues to participate in the Company's employee benefits programs, the Employee hereby agrees to pay the Company the amount of any such taxes at the time such taxes are due and payable by the Company.

     3.   NON-COMPETE: CONSULTING SERVICES: CONFIDENTIALITY AND
          NON-SOLICITATION.

          (a) NON-COMPETE AGREEMENT. For a period of two years following the date of this Agreement, the Employee shall not directly or indirectly engage in the business of electronic claims processing; or any other business in which any member of the Company Group directly or indirectly engages as of this date; provided, however, that the restriction in this
     Section 3 shall apply only to the reasonable and limited geographic area consisting of any state in which any member of the Company Group directly or indirectly has offices, operations or customers, or otherwise conducts business. For purposes of this Section 3, the Employee shall be deemed to engage in a business if she directly or indirectly engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, associated or in any manner connected with, or renders services or advice to, any business engaged in electronic claims processing; provided, however, that the Employee may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (x) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Securities Act"), and (y) the Employee does not beneficially own (as defined in Rule 13d-3 promulgated under the Securities
     Act) in excess of 5% of the outstanding capital stock of such enterprise.

          The Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 3(a) is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 3(a) shall remain in full force and effect. The Employee


SEVERANCE AGREEMENT AND GENERAL RELEASE - Page 2

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     further agrees that if a court of competent jurisdiction determines that any provision of this Section 3(a) is invalid or against public policy, the remaining provisions of this Section 3 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

          (b)  CONFIDENTIALITY AND NON-SOLICITATION.

               (i) The Employee acknowledges that the Company's continued operations and success is dependent upon (x) certain processes, specifications, designs, systems, sales procedures and confidential information of the Company which are valuable, special and unique assets; and (y) the Company's continuing relationship with, and knowledge about, customers and prospective customers and the goodwill those relationships create. The Employee acknowledges that all of the following information is confidential and a valuable, special and a unique asset of the Company's business: (1) the names, addresses and telephone numbers of customers, and their employees and representatives; (2) the nature of the business and operations of any customer; (3) the amount, nature, volume and other information regarding any products or services sold to any customer or required by any customer; (4) the nature of the internal business operation of the Company; (5) the methods, processes, specifications, designs, systems and know-how used, developed or acquired by the Company in its business; (6) the Company's prices or charges to customers for its products and services; and (7) information regarding the salaries, bonuses or other compensation paid by the Company to its employees.

               (ii) The Employee acknowledges that all of the information described in paragraph (i) of this Section is "Confidential Information," which is the sole and exclusive property of the Company. The Employee acknowledges that all Confidential Information is revealed to the Employee in trust, based solely upon the confidential relationship existing between the Company and the Employee. The Employee agrees: (1) that all writing or other records concerning Confidential Information are the sole and exclusive property of the Company; (2) that all manuals, forms and supplies furnished to or used by the Employee and all data or information placed thereon by the Employee or any other person are the Company's sole and exclusive property; (3) that, upon execution of this Agreement, or upon request of the Company at any time, the Employee shall deliver to the Company all such writings, records, forms, manuals and supplies and all copies of such; (4) that the Employee will not make or retain any copies of such for her own or personal use, or take the originals or copies of such from the offices of the Company; and (5) that the Employee will not, at any time, publish, distribute or deliver any such writing or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information.


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               (iii) The Employee further agrees that at no time will she either directly or indirectly, solicit any employee of the Company to
          (x) accept employment, whether permanent or temporary, with the Employee or any business entity which competes with and/or provides services similar to the Company and with which the Employee is associated in any manner, or (y) to terminate such employee's employment with the Company.

               (iv) The Employee acknowledges that the restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company, and the Employee therefore further acknowledges that, in the event the Employee violates, or threatens to violate, any of such Restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company or any affiliate or subsidiary of the Company may be entitled. If the Employee violates any of the Restrictions, the restricted period shall not run in favor of the Employee from the time of commencement of such violation until such time as such violation shall be cured by the Employee to the satisfaction of the Company. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restriction should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced from, such provision shall then be enforceable and shall be enforced.

     4. MUTUAL RELEASE. In consideration of the benefits and payments provided and to be provided by the Company herein, and as a material inducement to the parties to enter into this Agreement, the parties hereto hereby mutually release, acquit and forever discharges each other, including the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement which either may have or claim to have against any of the persons or entities released regarding any matter.

     This Mutual Release includes, but is not limited to, any claim or cause of action for discrimination under Title VII of the Civil Rights Act of 1964, the Texas Commission on


SEVERANCE AGREEMENT AND GENERAL RELEASE - Page 4

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Human Rights Act, the Age Discrimination in Employment Act and the Americans
With Disabilities Act. It also includes any other statutory or common law cause of action providing rights for employees against their employers. The Employee further covenants not to sue the Company or file any claim or charge with any agency complaining of the Company's action with respect to her employment with the Company.

     5. TAX PAYMENTS, WITHHOLDINGS AND REPORTING. The Employee recognizes that the payments and benefits provided under this Agreement including without limitation those provided pursuant to Section 2 may result in taxable income to her which the Company and its affiliates will report to the appropriate taxing authorities. The Company and its affiliates shall have the right to deduct from any payment made under this Agreement to the Employee, any business entity controlled by her or any other person or entity, any federal, state, local or foreign income, employment or other taxes it determines are required by law to be withheld with respect to such payments or benefits provided thereunder or to require payment from the Employee which she agrees to pay upon demand, for the purpose of satisfying any such withholding requirement. The Company understands that the Employee may, at her election, apply to the Internal Revenue Service ("IRS") for a private letter ruling addressing the issue of such taxable income. The Company agrees to comply with the ruling adopted by the IRS in any such private letter ruling.

     6. NON-COMPLIANCE. All foregoing payments and benefits, provided hereunder pursuant to Section 2, are conditioned upon the Employee's compliance with the provisions of Section 3 and 8 hereof. Each of the aforementioned provisions are material terms of this Agreement, and in the event of any violation of any such provision of this Agreement by the Employee or anyone acting to Employee's direction, or in the event the Employee or anyone acting at her direction at any time shall substantially denigrate any of the persons or entities released under Section 4 above, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments, the Company shall be entitled to withhold and terminate all aforementioned payments and benefits provided or to be provided in Section 2, without waiving the right to pursue any other available legal or equitable remedies. The Company agrees that no statement shall be made to third parties about the Employee by executive officers of the Company or directors that denigrates her, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments. The provisions of this Section 6 shall not be applicable to any truthful statement required to be made by the Employee or any representative of the Company or its affiliates in any legal proceeding or government or regulatory investigation.

     The Employee further agrees to reasonably cooperate with the Company, its financial and legal advisors and/or government officials, in any claims, investigations, administrative proceedings, lawsuits and other legal, internal or business matters, as reasonably requested by the Company. To the extent the Employee incurs travel or other expenses with respect to such activities, the Company agrees to reimburse her for such reasonable expenses documented and approved in accordance with Company policy.

     7. NO ADMISSION. This Agreement shall not in any way be construed as an admission by the Company of any act of discrimination or other unlawful act whatsoever


SEVERANCE AGREEMENT AND GENERAL RELEASE - Page 5

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against the Employee or any other person, and the Company specifically disclaims any liability to or discrimination against the Employee or any other person on the part of itself, its employees or its agents.

     8. CONFIDENTIALITY. The Employee and the Company agree that the terms of the Agreement shall be confidential. The Employee specifically agrees that she will neither now nor at any time in the future disclose or cause to be disclosed the terms of this Agreement except (a) to employees of the Company to the limited extent necessary to perform the terms of this Agreement, (b) as may be necessary (i) in filing tax returns or Securities and Exchange Commission filings, (ii) in connection with enforcing the terms and conditions of this Agreement in a court of law as provided herein, (iii) in response to a valid subpoena or other lawful process, or (iv) except as otherwise required by applicable law, and (c) Employee's own legal counsel. In the event that either party breaches this non-disclosure provision, the other party will be entitled to injunctive relief to obtain specific performance of this provision and will be entitled to recover costs and attorneys' fees.

     9.   MISCELLANEOUS PROVISIONS.

          (a) NO ASSIGNMENT. The Employee represents that she has not transferred or assigned, or purported to assign or transfer, to any person or entity any claim involving the Company or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. In the event that there shall occur any transaction involving a change of control of the Company, then the Company shall cause the party acquiring control of the Company or the Company to assume the obligations of the Company under this Agreement.

          (b) SEVERANCE. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way.

          (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and there are no other agreements or understandings other than those set out in this Agreement.

          (d) TEXAS LAW. This Agreement is made within the State of Texas and shall in all respects be interpreted, enforced and governed under the laws of the State of Texas, and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties).

          (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.


SEVERANCE AGREEMENT AND GENERAL RELEASE - Page 6

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SIGNED this 2nd day of May, 1997.


                                       EMPLOYEE:

                                       /s/ ELAINE BOZE
                                       --------------------------------------
                                           ELAINE BOZE


                                       ELECTRONIC TRANSMISSION CORPORATION


                                       By: /s/ L. Cade Havard
                                          ------------------------------------
                                          L. Cade Havard, President










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